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                                   EXHIBIT 23








INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statements No. 33-23950, 33-70284, 333-03081 and 333-03083 of Max & Erma's Restaurants, Inc. on
Form S-8 of our report dated December 8, 2000 except for Note 3, as to which the date is December 13, 2000 incorporated by reference in this Annual Report on Form 10-K of Max & Erma's Restaurants, Inc. for the year ended October 29, 2000.




DELOITTE & TOUCHE LLP

Columbus, Ohio
January 24, 2001